UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

CONCUR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of principal executive offices)	(Zip Code)

(425) 702-8808

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 6, 2010, pursuant to the previously disclosed Purchase Agreement, dated March 30, 2010, by and among Concur Technologies, Inc. (“Company”) and Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the purchasers named therein (collectively, “Initial Purchasers”), the Company issued $287.5 million aggregate principal amount of 2.5% Convertible Senior Notes due 2015 (the “Notes”) to the Initial Purchasers at a price of $1,000 per Note, less an Initial Purchaser discount of $27.50 per Note.

Indenture

The Notes are governed by an Indenture, dated as of April 6, 2010 (“Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, and will bear interest at a rate of 2.5% per year payable in cash semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2010.

The Notes will mature on April 15, 2015, unless earlier repurchased or converted. The Notes are convertible into cash and shares of Concur common stock (“Common Stock”), if any, at an initial conversion rate of 19.1022 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment. Prior to January 15, 2015, such conversion is subject to the satisfaction of certain conditions set forth below. Holders of the Notes who convert their Notes in connection with a fundamental change (as defined in the Indenture) will, under certain circumstances, be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a fundamental change, holders of the Notes may require the Company to repurchase all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date (as defined in the Indenture).

Holders of the Notes may convert their Notes on or after January 15, 2015 until the close of business on the second scheduled trading day immediately preceding the maturity date. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. Upon conversion, the Company will satisfy its conversion obligation by delivering cash and shares of Common Stock, if any, based on a daily settlement amount (as defined in the Indenture). Prior to January 15, 2015, holders of the Notes may convert their Notes, under any of the following conditions:

•

during any calendar quarter commencing after June 30, 2010 (and only during such calendar quarter), if the last reported sale price of Common Stock for 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding the calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each day of that five consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock and the applicable conversion rate on such day; or

•	upon the occurrence of specified corporate events.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Convertible Note Hedge Transactions

On April 6, 2010, the Company closed the previously disclosed convertible note hedge transactions with respect to its Common Stock (“Purchased Options”), which the Company entered into on March 30, 2010 and April 1, 2010 with each of Goldman, Sachs & Co., Deutsche Bank AG, London Branch and Credit Suisse International (collectively, “Counterparties”). The Company paid an aggregate of approximately $60.1 million to the Counterparties for the Purchased Options, which cover approximately 5.5 million shares of the Company’s common stock (“Common Stock”) at an initial strike price that corresponds to the initial conversion price of the Notes, subject to anti-dilution adjustments substantially similar to those in the Notes, and are exercisable upon conversion of the Notes. The Purchased Options will expire upon the maturity of the Notes.

Warrant Transactions

On April 6, 2010, the Company also closed the previously disclosed warrant transactions, entered into by the Company and the Counterparties on March 30, 2010 and April 1, 2010, pursuant to which the Company sold to the Counterparties warrants to acquire up to approximately 5.5 million shares of Common Stock at an initial strike price of $73.29 per share, in each case subject to anti-dilution adjustments, and received aggregate proceeds of approximately $26.1 million. The warrants will expire in 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Notes and the Indenture described in Items 1.01 and 3.02 of this report are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 of this report, which is incorporated herein by reference, the Company issued $287.5 million aggregate principal amount of Notes to the Initial Purchasers on April 6, 2010 in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers are initially offering the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are convertible into cash and shares of Common Stock, if any, as described above.

On April 6, 2010, the Company also closed the sale to each of Goldman, Sachs & Co., Deutsche Bank AG, London Branch and Credit Suisse International of warrants to acquire up to approximately 5.5 million shares of Common Stock at an initial strike price of $73.29 per share, in each case subject to anti-dilution adjustments, and received aggregate proceeds of approximately $26.1 million. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Neither the warrants nor the underlying shares of Common Stock issuable upon conversion of the warrants have been registered under the Securities Act and neither may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events.

On April 6, 2010, the Company issued a press release announcing the closing of its offer and sale of the Notes. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of April 6, 2010, between Concur Technologies, Inc. and Wells Fargo Bank, National Association, as trustee

99.1	Press release dated April 6, 2010 announcing the completion of Concur Technologies, Inc. offering of 2.5% Convertible Senior Notes Due 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: April 6, 2010	By:	/s/ KYLE R. SUGAMELE
Kyle R. Sugamele
Chief Legal Officer
(duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of April 6, 2010, between Concur Technologies, Inc. and Wells Fargo Bank, National Association, as trustee

99.1	Press release dated April 6, 2010 announcing the completion of Concur Technologies, Inc. offering of 2.5% Convertible Senior Notes Due 2015